SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 16, 2023
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On February 15, 2023, Synovus Bank (the “Bank”), a wholly-owned subsidiary of Synovus Financial Corp., issued $500 million aggregate principal amount of its 5.625% Senior Bank Notes due 2028 (the “Bank Notes”). The Bank Notes were issued in an offering exempt from the registration requirements of the Securities Act of 1933, as amended.

The Bank Notes were issued under that certain Issuing and Paying Agency Agreement, dated as of February 15, 2023, by and between the Bank and The Bank of New York Mellon Trust Company, N.A., as issuing and paying agent and note registrar. At any time on or after August 15, 2023 and prior to January 15, 2028, the Bank may redeem the Bank Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount thereof plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. At any time on or after January 15, 2028, the Bank may redeem the Bank Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. The Bank Notes were sold at par, resulting in net proceeds, after underwriting commissions and other estimated offering expenses, of approximately $496.75 million. The Bank intends to use these net proceeds for general corporate purposes, which may include supporting asset growth and reducing other borrowings.

The foregoing description of the Bank Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Bank Note, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above and the full text of the Bank Note, which is attached hereto as Exhibit 4.1, is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	4.1	5.625% Senior Bank Notes due 2028

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: February 16, 2023	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel